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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                DECEMBER 1, 2000


                         AVANT IMMUNOTHERAPEUTICS, INC.
                          (F/K/A T CELL SCIENCES, INC.)
               (Exact Name of Registrant as Specified in Charter)


        DELAWARE                        0-15006                  13-3191702
(State or Other Jurisdiction        (Commission File         (I.R.S. Employer
    of Incorporation)                   Number)             Identification No.)


                      119 FOURTH STREET, NEEDHAM, MA 02494
              (Address of Principal Executive Offices and Zip Code)


                                 (781) 433-0771
              (Registrant's telephone number, including area code)


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ITEM 2. ACQUISITION OF ASSETS.

     On December 1, 2000, AVANT Immunotherapeutics, Inc., a Delaware corporation (the "Registrant"), acquired Megan Health, Inc., a Delaware corporation ("Megan"), by merging its wholly-owned subsidiary, AVANT Acquisition Corp., a Delaware corporation ("Acquisition Sub"), with and into Megan. As a result of the merger, Megan became a wholly-owned subsidiary of the Registrant. The merger was consummated pursuant to an Agreement and Plan of Merger, dated as of November 20, 2000, by and among the Registrant, Acquisition Sub and Megan (the "Merger Agreement").

     In connection with the merger, the Registrant (i) issued an aggregate of 1,839,863 shares of its common stock (valued at approximately $17,552,293 based upon the average closing price of the Registrant's common stock for the 60 trading days preceding the signing of the Merger Agreement, or $9.54 per share),
(ii) paid approximately $243,238 in cash and (iii) assumed obligations under Megan's outstanding stock options, all of which became fully vested as a result of the merger. As a result of the Registrant's assumption of such stock options, the holders thereof may purchase up to 31,910 shares of the Registrant's common stock at exercise prices generally ranging from $1.47 per share to $8.25 per share. Approximately, 262,055 shares of the Registrant's common stock issued in the merger are being held in escrow for approximately 14 months to secure the indemnification obligations of the Megan stockholders. The merger is being accounted for as a purchase transaction.

     The Merger Agreement was negotiated at arm's length between the Registrant and representatives of Megan. Neither the Registrant nor any director or officer of the Registrant was affiliated with or had a material relationship with Megan.

ITEM 5. OTHER EVENTS.

     On November 21, 2000, in connection with its announcement of the Merger Agreement with Megan, the Registrant issued the following press release describing a separate (but related) transaction with Pfizer Inc:

"AVANT SIGNS AGREEMENT WITH PFIZER FOCUSED ON DEVELOPMENT OF ANIMAL HEALTH VACCINES

NEEDHAM, Mass., Nov. 21 /PRNewswire/ -- AVANT Immunotherapeutics, Inc.
(Nasdaq: AVAN - news) announced today the signing of an agreement with Pfizer Inc aimed at developing vaccines to protect animals from bacterial diseases and to help control food borne pathogens in livestock. The collaboration will employ an oral vaccine technology acquired by AVANT in its acquisition of privately held Megan Health Inc., which the company announced separately today.

Under the agreement, Pfizer will pay AVANT an up-front license fee of $2.5 million for an exclusive license to use the AVANT technology to develop prophylactic and therapeutic

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vaccines to protect livestock and companion animals from respiratory and enteric diseases, as well as to develop vaccines against the most prevalent bacterial pathogens associated with food safety. Pfizer will also make a $3 million equity investment in AVANT. Pfizer and AVANT will conduct a joint research program funded by Pfizer. In addition, AVANT may earn milestone payments upon attainment of certain development and regulatory goals, and will receive royalties on any product sales that may result from the collaboration.

`We are very pleased to partner with Pfizer to leverage the value of Megan's oral vaccine technology in a significant market opportunity outside of AVANT's own focus on human health care,' said Una S. Ryan, Ph.D., President and Chief Executive Officer of AVANT Immunotherapeutics, Inc. Pfizer's animal health division is the second largest animal health company in the world.

AVANT Immunotherapeutics, Inc. is engaged in the discovery, development and commercialization of products that harness the human immune response to prevent and treat disease. The company's most advanced therapeutic program focuses on compounds with the potential to inhibit inappropriate activation of the complement cascade, a vital part of the body's immune defense system. AVANT is also developing on its own a portfolio of oral vaccines aimed at protecting travelers from diseases endemic in developing areas, such as cholera and typhoid fever, as well as a proprietary therapeutic vaccine for the management of cholesterol. Through corporate collaborations, the company is additionally developing a variety of infectious disease vaccines, including an oral human rotavirus vaccine.

Additional information on AVANT Immunotherapeutics, Inc. can be obtained through our site on the World Wide Web: http://www.avantimmune.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements within the meaning of the securities laws which reflect AVANT's current views with respect to future events and financial performance. The words "believe," "expect," "anticipate," and similar expressions identify forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to: (1) the ability to successfully complete development and commercialization of travelers' vaccines and other products, including the cost, scope and results of preclinical and clinical testing; (2) the ability to successfully complete product research and further development of the travelers' vaccines, including animal, pre-clinical and clinical studies; (3) changes in existing and potential relationships with corporate collaborators; (4) the time, cost and uncertainty of obtaining regulatory approvals for the travelers' vaccines and other products; (5) the ability to obtain substantial additional funding; (6) the ability to develop and commercialize products before competitors; (7) the ability to retain certain members of management; and (8) other factors detailed from time to time in filings with the Securities and Exchange Commission."

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND qEXHIBITS.

     (A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          The financial statements of Megan required to be filed as part of this report will be filed by the Registrant by amendment to this report as soon as practicable, but not later than February 14, 2001.

     (B) PRO FORMA FINANCIAL INFORMATION.

          The pro forma financial information required to be filed as part of this report will be filed by the Registrant by amendment to this report as soon as practicable, but not later than February 14, 2001.

     (C) EXHIBITS.

EXHIBIT NO.   DESCRIPTION

2.1 Agreement and Plan of Merger, dated as of November 20, 2000, by and among the Registrant, Acquisition Sub and Megan.*

2.2 First Amendment to Agreement and Plan of Merger, dated as of December 1, 2000, by and among the Registrant, Acquisition Sub and Megan.*



  * The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to this agreement upon request by the Commission.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 11, 2000            AVANT IMMUNOTHERAPEUTICS, INC.


                                   By: /S/  UNA S. RYAN, PH.D.
                                       ----------------------------------------
                                       Una S. Ryan, Ph.D.
                                       President, Chief Executive Officer and
                                       Assistant Secretary